SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2010 (June 25, 2010)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.02.	Unregistered Sales of Equity Securities.

On June 25, 2010 and June 28, 2010, the Company entered into a series of additional debt for equity exchanges with certain holders of the Company’s 9 3/8% debentures, due August 2011 (the “Debentures”), pursuant to separate agreements. Pursuant to these agreements, the Company has issued an aggregate of 8,602,414 shares of its common stock to the bondholders in exchange for $11.811 million in aggregate principal amount of the Debentures. The exchanges are exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. No commission or other remuneration was paid or given directly or indirectly in connection with the exchanges. Following the consummation of the exchange offers described above, the Company will have 302,022,750 shares of common stock outstanding.

Since early June, the Company has issued an aggregate of 13,638,482 shares of its common stock in exchange for $20.3 million in aggregate principal amount of its 9 3/8% Debentures due August 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: June 30, 2010
	By:	/S/ ANNE GILL KELLY
Anne Gill Kelly
Managing Director, Corporate
Secretary and Assistant General Counsel